Exhibit 10.1

LIGHTINTHEBOX HOLDING CO., LTD

AMENDED AND REINSTATED 2008 SHARE INCENTIVE PLAN

1.                                       Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.                                       Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement.

(a)                                  “Administrator” means the Chairman of the Board or, as the case may be, the applicable Committee appointed to administer the Plan in accordance with Section 4.

(b)                                 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)                                  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any jurisdiction applicable to Awards granted to residents therein.

(d)                                 “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)                                  “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Share, Restricted Share Unit or Performance-Based Award.

(f)                                    “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)                                 “Board” means the Board of Directors of the Company.

(h)                                 “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the

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Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:  (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of any crime.

(i)                                     “Code” means the Internal Revenue Code of 1986, as amended.

(j)                                     “Company” means LightInTheBox Holding Co., Ltd., an exempted company incorporated under the Laws of the Cayman Islands or any successor corporation that adopts the Plan in connection with a Corporate Transaction.

(k)                                  “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l)                                     “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws.  A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Share Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Share Option shall be treated as a Non-Qualified Share Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(m)                               “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under clauses (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)                                     a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)                               the complete liquidation or dissolution of the Company;

(iv)                              any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)                                 the acquisition, in a single or series of related transactions, by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(n)                                 “Director” means a member of the Board or the board of directors of any Related Entity.

(o)                                 “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Ordinary Shares.

(p)                                 “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company or such Related Entity.

(q)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)                                    “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i)                                     If the Ordinary Shares are listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of an Ordinary Share shall be the closing sales price for an Ordinary Share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Ordinary Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Ordinary Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value of an Ordinary Share shall be the closing sales price for an Ordinary Share as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of an Ordinary Share shall be the mean between the high bid and low asked prices for the Ordinary Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

(iii)                               In the absence of an established market for the Ordinary Shares of the type described in clauses (i) and (ii), above, the Fair Market Value of an Ordinary Share shall be determined by the Administrator in good faith.

(s)                                  “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(t)                                    “Incentive Share Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(u)                                 “Non-Qualified Share Option” means an Option not intended to qualify as an Incentive Share Option.

(v)                                 “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)                               “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(x)                                   “Ordinary Share” means an ordinary share of US$0.00006667 par value of the Company having the rights and restrictions set out in the memorandum and articles of association of the Company, as amended from time to time.

(y)                                 “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)                                   “Plan” means this Amended and Reinstated 2008 Share Incentive Plan.

(aa)                            “Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act, or by a recognized regional or national securities exchange in another jurisdiction pursuant to the applicable laws of such jurisdiction of (A) the Ordinary Shares or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Ordinary Shares; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, or by a recognized regional or national securities exchange in another jurisdiction pursuant to the applicable laws of such jurisdiction on or prior to the date of consummation of such Corporate Transaction.

(bb)                          “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(cc)                            “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable share or stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award.  The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(dd)                          “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ee)                            “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ff)                                “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto

(gg)                          “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator in the Award Agreement pursuant to which such SAR was granted, measured by appreciation in the value of Ordinary Shares.

(hh)                          “Securities Act” means the Securities Act of 1933, as amended.

(ii)                                  “Share” means an Ordinary Share of the Company.

(jj)                                  “Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(kk)                            “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.                                       Shares Subject to the Plan.

(a)                                  Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Share Options) is 4,444,444 Shares.

(b)                                 Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.  To the extent not prohibited by Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of The Nasdaq National Market or such other established stock exchange or national market system on which the Ordinary Shares are traded and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the exercise price of an Option or an SAR or (ii) in satisfaction of tax withholding obligations incident to the exercise or vesting of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4.                                       Administration of the Plan.

(a)                                  Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Chairman of the Board or, as the case may be, (B) a Committee consisting of at least two non-Employee Directors designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(b)                                 Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Chairman of the Board or, as the case may be, (B) a Committee consisting of one or more Directors of the Company designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable Laws, the Board may also authorize one or more Officers to act as the Committee and grant Awards to Employees or Consultants who are neither Directors nor Officers of the Company and may limit such authority as the Board determines from time to time.

(c)                                  Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of subsection (a) of this Section 4, such Award shall be presumptively valid as of its grant date to the extent permitted by Applicable Laws.

(d)                                 Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board if the Administrator is not the Board, the Administrator shall have the authority, in its discretion:

(i)                                     to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)                                  to determine whether and to what extent Awards are granted hereunder;

(iii)                               to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)                              to approve forms of Award Agreements for use under the Plan;

(v)                                 to determine the terms and conditions of any Award granted hereunder;

(vi)                              to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii)                           to construe and interpret the terms of the Plan and Awards, including without limitation, any Award Agreement;

(viii)                        to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate;

(ix)                                to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable;

(x)                                   to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(xi)                                to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(e)                                  Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.                                       Eligibility.  Awards other than Incentive Share Options may be granted to Employees, Directors and Consultants.  Incentive Share Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6.                                       Terms and Conditions of Awards.

(a)                                  Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option or an SAR, with an exercise or conversion privilege, or a vesting condition, related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Shares, Restricted Share Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)                                 Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Share Option or a Non-Qualified Share Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Share Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Share Options.  For this purpose, Incentive Share Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c)                                  Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.

(d)                                 Performance-Based Awards.

(i)                 The Administrator, in its sole discretion, may grant Awards which are denominated in Shares or cash (such Awards, “Performance-Based Awards”).  Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the Administrator shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the cash value of the Award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Performance-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Administrator shall determine to whom and when Performance-Based Awards will be made, the number of Shares or aggregate amount of cash to be awarded under (or otherwise related to) such Performance-Based Awards, whether such Performance-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued, to the extent applicable, shall be fully paid and non-assessable).

(ii) A Grantee’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Administrator for a performance period established by the Administrator.  The performance goals shall be based upon one or more of the following criteria: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) net income per Share; (vii) book value per Share; (viii) return on members’ or stockholders’ equity; (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) stock price; (xv) market share; (xvi) revenue or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) multiple of invested capital; and (xxi) total return.  The foregoing criteria may relate to the Company, any Related Entity, or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Administrator shall determine.

(e)                                  Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(f)                                    Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)                                 Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, that the term of an Incentive Share Option shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Share Option granted to a Grantee who, at the time the Option is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Share Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(h)                                 Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(i)                                     Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator on the date of such determination.

7.                                       Award Exercise or Purchase Price, Consideration and Taxes.

(a)                                  Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i)                                     In the case of an Incentive Share Option:

(A)                              granted to an Employee who, at the time of the grant of such Incentive Share Option owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)                                granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)                                  In the case of a Non-Qualified Stock Option, the per Share exercise price shall be the price determined by the Administrator; provided, that, if the Grantee is subject to U.S. income tax, the per Share exercise price not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)                               In the case of SARs, the base appreciation amount shall be the amount determined by the Administrator; provided, that, if the Grantee is subject to U.S. income tax, such amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)                              In the case of other Awards, such price as is determined by the Administrator.

(v)                                 Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)                                 Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Share Option, shall be determined at the time of grant).  The Administrator may provide, either in an Award Agreement or at the time of the exercise of an Award, that any of the following types of consideration may be accepted by the Company for Shares issued under the Plan:

(i)                                     cash (including by check or wire transfer);

(ii)                                  if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (or such longer or shorter period as the Company’s accountants may determine is necessary to avoid a charge to earnings in connection with the use of such Shares) and not used for another Award exercise by attestation during such period;

(iii)                               with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(iv)                              by a reduction in the number of Shares otherwise deliverable pursuant to the Awards as the Administrator may require which have a Fair Market Value on the date of reduction equal to the aggregate exercise price of the Shares as to which said Award shall be exercised; or

(v)                                 any combination of the foregoing methods of payment.

(c)                                  Taxes.  The Administrator shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and the Company or any Related Entity shall have the right and is authorized to withhold any applicable withholding taxes in respect to the Award, its exercise or vesting, any payment or transfer under or with respect to the Award, and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes.  To the extent permitted by the Administrator, a Grantee may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares, provided that such Shares have been held by the Grantee for such period of time as the Company’s accountants may require or (ii) with respect to minimum withholding amounts only, having Shares with a Fair Market Value equal to the amount of such withholding taxes withheld by the Company from any Shares that would have otherwise been received by the Grantee.

8.                                       Exercise of Award.

(a)                                  Procedure for Exercise; Rights as a Shareholder.

(i)                                     Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)                                  An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised (including for any applicable tax withholding) has been received by the Company.

(b)                                 Exercise of Award Following Termination of Continuous Service.

(i)                                     An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement. Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first. Notwithstanding the foregoing, in no event will an Award be exercisable following a termination of a Grantee’s Continuous Service for Cause.

(ii)                                  Any Award designated as an Incentive Share Option to the extent not exercised within the time permitted by law for the exercise of Incentive Share Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Share Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.                                       Conditions Upon Issuance of Shares.

(a)                                  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The exercise of Option shall be conditioned by the Grantee’s receipt of requisite approvals issued by the State Administration of Foreign Exchange (“SAFE”) with regard to the Shares and other requisite approvals issued by the relevant PRC government authorities in connections thereof, and if requested by the Administrator, an unqualified opinion of counsel satisfactory to the Administrator stating to the effect that the issuance of the Shares to the Grantee would be in full compliance with Applicable Laws.

(b)                                 As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)                                  As a condition to the exercise of an Award, the Grantee shall grant a power of attorney to the Company’s chief executive officer to exercise the voting rights with respect to the Shares and the Company may require the person exercising such Award to acknowledge and agree to be bound by the provisions of the Shareholders Agreement, the Right of First Refusal and Co-Sale Agreement and other agreements entered into among the shareholders of the Company from time to time, as if the Grantee is an Ordinary Shareholder thereunder.

10.                                 Adjustments Upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award,  as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, extraordinary cash dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a Spin-off Transaction or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.  Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.  In the event of a Spin-off Transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Awards under the Plan, including but not limited to: (i) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Awards, (ii) prohibit the exercise of Awards during certain periods of time prior to the consummation of the Spin-off Transaction, or (iii) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

11.                                 Corporate Transactions.

(b)                                 Termination of Award to the Extent Not Assumed in a Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate.  However, an Award shall not terminate to the extent it is Assumed in connection with the Corporate Transaction.

(c)                                  Acceleration of Award upon a Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection the Corporate Transaction, shall remain fully exercisable until the expiration or sooner termination of the Award.  The portion of any Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised (if such Award is exercisable) prior to the consummation of a Corporate Transaction.

12.                                 Effective Date and Term of Plan.  The Plan shall become effective upon the later to occur of its adoption by the Board or its approval by the shareholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated.  Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective; provided, that, if agreed by the Company and any Grantee, Awards made to such Grantee prior to the effective date of the Plan may be made subject to the terms of the Plan.

13.                                 Amendment, Suspension or Termination of the Plan.

(a)                                  The Board may at any time amend, suspend or terminate the Plan; provided, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(d)(vi) or this Section 13(a).

(b)                                 No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)                                  No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.                                 Reservation of Shares.

(a)                                  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)                                 The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.                                 No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.  The ability of the Company or any Related Entity to terminate the Continuous Service of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for cause for the purposes of this Plan.

16.                                 No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.                                 Shareholder Approval.  The grant of Incentive Share Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted excluding Incentive Share Options issued in substitution for outstanding Incentive Share Options pursuant to Section 424(a) of the Code.  Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.  The Administrator may grant Incentive Share Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Share Option shall be exercisable.  In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Share Options previously granted under the Plan shall be exercisable as Non-Qualified Share Options.

18.                                 Unfunded Obligation.  Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.                                 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.                                 Awards Subject to the Plan.  In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail.

21.                                 Choice of Law.  The Plan shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to its conflicts of law principles.

22.                                 Section 409A of the Code.   Notwithstanding other provisions of the Plan or any Award Agreement, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Grantee.  In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Grantee holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Grantee incurring any tax liability under Section 409A of the Code.  References under the Plan or an Award Agreement to a Grantee’s termination of Continuous Service shall be deemed to refer to the date upon which the Grantee has experienced a “separation from service” within the meaning of Section 409A of the Code.  Notwithstanding anything herein to the contrary, (a) if at the time of a Grantee’s separation from service, the Grantee is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Grantee) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Grantee’s separation from service (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Continuous Service and (b) if any other payments of money or other benefits due to a Grantee hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Administrator, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Grantee).

The Company shall use commercially reasonable efforts to implement the provisions of this Section 24 in good faith; provided that neither the Company, the Board, the Administrator nor any of the Company’s Employees, Directors or representatives shall have any liability to Participants with respect to this Section 24.